UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ X /	Definitive Additional Materials.
/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how
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/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
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Putnam Closed-End Funds
Proxy Contest
Answering Machine Script

Hello,

This is Michael Woodall, Chief of Operations at Putnam Investments. I am calling regarding your investment in Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust.

The Special Meeting of Shareholders is scheduled for October 6, 2023. Shareholders of the funds are being asked to approve a new management contract and a new sub-advisory contract.

Please be aware that Saba Capital Management, a hedge fund activist, is attempting to prevent these proposals from passing. Should its efforts succeed, it could disrupt the operations of the Funds, leaving them without an investment adviser. The Funds’ Board of Trustees represents the interests of ALL shareholders, and unanimously recommends that shareholders vote FOR all the proposals on the Funds’ WHITE proxy card. Please discard any GOLD proxy cards received from Saba.

If you have any questions, please contact our proxy solicitor, EQ Fund Solutions, at 1-877-536-1555, Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Your vote is very important. Thank you for your time and thank you for investing with Putnam.